Exhibit 99.1
N86 W12500 Westbrook Crossing
Menomonee Falls, WI 53051

Contact:
Bobbi Belstner
For Immediate Release	Senior Director, Investor Relations and Strategy
262.293.1912

ENERPAC TOOL GROUP ANNOUNCES DIVIDEND

MILWAUKEE, July 28, 2022—Enerpac Tool Group Corp. (NYSE: EPAC) announced today that its Board of Directors has declared a cash dividend. The annual dividend of $0.04 per common share will be payable on October 17, 2022 to shareholders of record at the close of business on October 7, 2022.

About Enerpac Tool Group

Enerpac Tool Group is a premier industrial tools and services company serving a broad and diverse set of customers in more than 100 countries. The Company’s businesses are global leaders in high pressure hydraulic tools, controlled force products and solutions for precise positioning of heavy loads that help customers safely and reliably tackle some of the most challenging jobs around the world. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Enerpac Tool Group common stock trades on the NYSE under the symbol EPAC. For further information on Enerpac Tool Group and its businesses, visit the Company's website at www.enerpactoolgroup.com.